Exhibit 99.1

Teleflex ®	NEWS

155 South Limerick Road, Limerick, PA 19468 USA - Phone: 610-948-5100 — Fax: 610-948-0811

Contact: Julie McDowell

Vice President, Corporate Communications

610-948-2836

FOR IMMEDIATE RELEASE	February 27, 2006

TELEFLEX ANNOUNCES FOURTH QUARTER AND YEAR END 2005 RESULTS

•	Cash flow from continuing operations up 32% for 2005

•	Diluted EPS from continuing operations $3.41 for 2005, $1.00 for 4th quarter

•	Diluted EPS from continuing operations excluding special charges and gains, $3.65 for 2005, 98 cents in 4th quarter

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today reported financial results for the fourth quarter and year ended December 25, 2005. For the full year, revenues from continuing operations were $2.51 billion, up 5 percent from $2.39 billion in fiscal year 2004. Income from continuing operations for the full year was $139.8 million or $3.41 per diluted share, compared to $65.1 million or $1.61 per diluted share in 2004. Excluding special charges and gain on sale of assets, income from continuing operations for the full year was $149.3 million or $3.65 per diluted share, an increase of 24 percent over 2004, for which income from continuing operations excluding special charges and gain on sale of assets was $120.1 million, or $2.97 per diluted share.

Cash flow from continuing operations for the twelve months ended December 25, 2005 increased to $335.9 million, up 32 percent compared to $254.8 million realized in 2004. Free cash flow for the year was $226.7 million compared to $167.3 million in 2004, an increase of 36 percent.

In the fourth quarter, revenues from continuing operations were $646.6 million, compared to $645.0 million in 2004’s fourth quarter which included $16.9 million in revenues related to the elimination of lag reporting in certain foreign operations. Income from continuing operations for the fourth quarter was $41.1 million or $1.00 per diluted share, compared with a loss of $26.0 million, or 64 cents per diluted share, in the fourth quarter of 2004. Excluding special charges and gain on sale of assets,

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income from continuing operations for the quarter was $40.1 million or 98 cents per diluted share, an increase of 26 percent compared with $31.7 million or 78 cents per diluted share in the fourth quarter of 2004.

Restructuring charges during the fourth quarter were $7.3 million pre-tax, or 11 cents per diluted share, and impacted the company’s Medical Segment. During the quarter there was also a gain on sale of assets of $8.7 million pre-tax or 14 cents per diluted share related to the sale of a Medical Segment product line.

Jeffrey P. Black, president and chief executive officer of the company, said, “Teleflex delivered strong results in 2005. We executed on our strategic initiatives during the year including portfolio transition and restructuring programs designed to improve our competitive position, solidify our platform for future growth, and unlock shareholder value. In addition, our key financial metrics – earnings, cash flow from operations, free cash flow and asset velocity all reached records for the company and at year end our balance sheet was as strong as it has been in years.”

Black continued, “Going forward in 2006 and beyond, our plan is to leverage our improved competitive position and financial condition to energize growth. With the restructuring program largely behind us, we have the ability and wherewithal to invest in new product development and make strategic acquisitions that drive the business forward.”

The following tables reconcile income and diluted earnings per share from continuing operations for the fourth quarter and twelve month periods as reported to income and diluted earnings per share from continuing operations excluding special charges and gain on sale of assets.

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	3 Months
	Continuing Operations
	2005			2004
			(dollars in thousands, except per share)
Income (loss) and diluted earnings (losses) per share	$	41,055	$1.00	$(26,002)	$(0.64)
Special charges:
Restructuring and other costs		7,343		84,658
Income tax (benefit) on restructuring costs		(2,713)		(27,946)

Restructuring costs, net of tax		4,630	0.11	56,712	1.40
(Gains) losses:
(Gain) loss on sale of assets		(8,654)		1,787
Income tax (benefit) on (gain) loss on sale of assets		3,074		(812)

(Gain) loss on sale of assets, net of tax		(5,580)	(0.14)	975	0.02

Income and diluted earnings per share excluding special charges and gain on sale of assets	$	40,105	$0.98	$31,685	$0.78

	12 Months
	Continuing Operations
	2005		2004
		(dollars in thousands, except per share)
Income and diluted earnings per share	$139,772	$3.41	$65,124	$1.61
Special charges:
Restructuring and other costs	29,066		84,658
Income tax (benefit) on restructuring costs	(10,316)		(27,946)

Restructuring costs, net of tax	18,750	0.46	56,712	1.40
Gains:
Gain on sale of assets	(14,223)		(2,733)
Income tax on gain on sale of assets	5,024		1,041

Gain on sale of assets, net of tax	(9,199)	(0.22)	(1,692)	(0.04)

Income and diluted earnings per share excluding special charges and gain on sale of assets	$149,323	$3.65	$120,144	$2.97

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Fourth Quarter Business Segment Commentary

The following segment discussion excludes the impact of discontinued operations and items included in restructuring costs as disclosed in the condensed consolidated statements of income. During the fourth quarter of 2004, the company eliminated the one-month lag of certain of its foreign operations to coincide with the timing of reporting for all operations which resulted in an additional $16.9 million of revenues in the fourth quarter of 2004.

Total revenue during the fourth quarter of 2005 was $646.6 million, up slightly from $645.0 million in the fourth quarter of 2004. Revenue growth consisted of 5 percent from core growth offset by a 2 percent decline from currency exchange rates and a 3 percent decline from lag reporting changes in 2004.

Commercial Segment

Commercial Segment revenues posted a 1 percent increase during the quarter to $301.0 million from $297.3 million in the same period last year. This growth reflects 4 percent core growth, offset in part by the impact of foreign currency fluctuations. Commercial Segment revenues benefited from increases in sales of products for the automotive and industrial markets.

Commercial Segment operating profit increased 3 percent to $21.8 million from $21.2 million as a result of benefits from the restructuring program and other productivity improvements.

Medical Segment

Medical Segment revenues were $206.7 million, a decline of 10 percent when compared to revenues of $229.7 million in the fourth quarter of 2004. Relatively flat core segment revenues were reduced by declines of 6 percent related to lag reporting changes in 2004, 3 percent from currency exchange and 1 percent from dispositions.

Medical Segment operating profit decreased 5 percent in the fourth quarter of 2005 to $35.1 million from $37.0 million in the fourth quarter of 2004. The decrease in operating profit was primarily related to currency translation and to a lesser extent the impact of lower volume.

Aerospace Segment

Aerospace Segment revenues increased 18 percent in the fourth quarter of 2005 to $138.9 million from $117.9 million in the fourth quarter of 2004. Core revenue growth of 19 percent was driven by double digit increases in all three businesses, cargo systems, repair products and services and precision machined components partially offset by other minor effects including a 1 percent decrease due to currency.

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Aerospace Segment operating profit for the fourth quarter of 2005 improved significantly, increasing to $13.4 million from a loss of $9.0 million in the fourth quarter of 2004. This increase was the result of higher volumes and improvements in all three businesses, as well as the elimination of a loss making business earlier in the year.

Cash Flows from Continuing Operations

Record cash flows of $335.9 million represented a 32 percent increase over the prior year and included a $69.7 million contribution from the reduction of operating assets and liabilities. A key element to this improvement was the impact of the company’s continuing program of reducing working capital. Net working capital (excluding cash and debt) represented 18 percent of annualized fourth quarter sales as compared to 25 percent of annualized fourth quarter sales in 2004.

Discontinued Operations

For the full year the loss from discontinued operations was $3.0 million or 7 cents per diluted share compared to a loss of $55.6 million or $1.37 per diluted share in the prior year. For the fourth quarter, the loss from discontinued operations was $5.6 million or 14 cents per diluted share compared to a loss of $45.6 million or $1.12 per diluted share in 2004.

Net Income

Net income for the full year was $136.8 million or $3.34 per diluted share, up from $9.5 million or 24 cents per diluted share in 2004. Net income for the fourth quarter of 2005 was $35.5 million or 87 cents per diluted share compared to a loss of $71.6 million or $1.77 per diluted share for the prior year period.

Outlook for 2006

In commenting on the outlook for 2006, Jeff Black said, “We see continued momentum for Teleflex in 2006. Our expectation is that diluted earnings per share from continuing operations before restructuring charges and options expense for the full year 2006 will increase to between $4.05 and $4.25. In addition, for 2006 we expect another strong cash flow performance in excess of $330 million.” For 2006, the company continues to expect non-cash expense related to accounting for stock options to be in the range of 12 to 14 cents per diluted share. Restructuring charges for the year are expected to be in the range of $18 to $23 million, or 28 to 37 cents per fully diluted share.

As previously announced, Teleflex will comment on its fourth quarter and year end 2005 results on a conference call to be held Tuesday, February 28, at 10:00 a.m. (EST). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying charts will be posted prior to the call. An audio replay will be available from February 28 until March 5 by calling 888-286-8010 (US/Canada) or 617-801-6888 (International) and enter Passcode # 63389676.

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Additional Notes and Notes on Non-GAAP Financial Measures:

This press release addresses free cash flow and certain income measures which exclude the effect of restructuring and other costs associated with our restructuring and divestiture program, which may be considered non-GAAP financial measures. A table reconciling cash flow from operations to free cash flow is set forth below. A table reconciling income and diluted earnings per share from continuing operations to income and diluted earnings per share from continuing operations excluding special charges and gain on sale of assets is set forth above.

The reconciliation of cash flow from continuing operations to free cash flow is as follows:

	YTD Dec 2005	YTD Dec 2004
	(dollars in thousands)
Cash flow from continuing operations	$335,892	$254,795
Capital expenditures	(69,851)	(52,938)
Dividends	(39,320)	(34,575)

Free cash flow	$226,721	$167,282

Certain financial information is presented on a rounded basis which may cause minor differences.

Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, the impact of eliminating the one-month lag-reporting for certain of the company’s foreign operations, and the comparable activity of divested companies within the most recent twelve-month period.

Teleflex at a Glance:
Teleflex is a diversified industrial company with 2005 annual revenues of $2.5 billion. The company designs, manufactures and distributes quality engineered products and services for the automotive, medical, aerospace, marine and industrial markets worldwide. Teleflex employs more than 20,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex, including a recent archived conference call with analysts and investors, can be obtained from the company’s website on the Internet at www.teleflex.com.

Caution Concerning Forward-looking information:
This press release contains forward-looking statements, including, but not limited to, statements relating to forecasted 2006 diluted earnings from continuing operations excluding special charges related to restructuring and divestiture and options expense; forecasted 2006 diluted earnings per share from continuing operations; anticipated cash flow from operations and improving financial performance and market trends. Actual results could differ materially from those in these forward-looking statements due to, among other things, inability to sell businesses at prices, or within time-periods, anticipated by management; unanticipated expenditures in connection with the effectuation of restructuring programs; costs and length of time required to comply with legal requirements applicable to certain aspects of the restructuring program; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; customer reaction to new programs; and other factors described in Teleflex’s filings with the Securities and Exchange Commission.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	December 25,		December 26,
	2005		2004
	(Dollars and shares in thousands, except per share)
Revenues.......................................................................................................	$	646,553	$	644,954
Materials, labor and other product costs..................................................................		466,645		465,461

Gross profit..................................................................................................		179,908		179,493
Selling, engineering and administrative expenses.......................................................		111,804		135,579
(Gain) loss on sales of businesses and assets...........................................................		(8,654)		1,787
Restructuring costs...........................................................................................		7,343		67,618

Income (loss) from continuing operations before interest, taxes and minority interest........		69,415		(25,491)
Interest expense, net.......................................................................................		8,702		11,608
Income (loss) from continuing operations before taxes and minority interest.....................		60,713		(37,099)
Taxes (benefit) on income from continuing operations..................................................		14,518		(16,983)

Income (loss) from continuing operations before minority interest....................................		46,195		(20,116)
Minority interest in consolidated subsidiaries, net of tax...............................................		5,140		5,886

Income (loss) from continuing operations..............................................................		41,055		(26,002)

Operating loss from discontinued operations (including net gain on disposal of $21 and $0, respectively).................................................................................		(1,341)		(56,884)
Taxes (benefit) on loss from discontinued operations...................................................		4,250		(11,273)

Loss from discontinued operations.........................................................................		(5,591)		(45,611)

Net income (loss).............................................................................................	$	35,464	$	(71,613)

Earnings (losses) per share:

Basic:
Income (loss) from continuing operations..........................................................		$1.02	$	(0.64)
Loss from discontinued operations..................................................................		$(0.14)	$	(1.13)

Net income (loss)...................................................................................		$0.88	$	(1.77)

Diluted:
Income (loss) from continuing operations..........................................................		$1.00	$	(0.64)
Loss from discontinued operations..................................................................		$(0.14)	$	(1.12)

Net income (loss)...................................................................................		$0.87	$	(1.77)

Dividends per share..........................................................................................		$0.25	$	0.22

Weighted average common shares outstanding:
Basic........................................................................................................		40,409		40,361
Diluted...................................................................................................		40,917		40,571

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Year Ended
	December 25,		December 26,
	2005		2004
	(Dollars and shares in thousands, except per share)
Revenues.......................................................................................................	$	2,514,552	$	2,390,411
Materials, labor and other product costs..................................................................		1,804,601		1,704,170

Gross profit..................................................................................................		709,951		686,241
Selling, engineering and administrative expenses.......................................................		449,040		487,100
Net gain on sales of businesses and assets..............................................................		(14,223)		(2,733)
Restructuring costs...........................................................................................		27,066		67,618

Income from continuing operations before interest, taxes and minority interest..................		248,068		134,256
Interest expense, net.......................................................................................		40,153		37,118

Income from continuing operations before taxes and minority interest.............................		207,915		97,138
Taxes on income from continuing operations............................................................		47,806		12,795

Income from continuing operations before minority interest...........................................		160,109		84,343
Minority interest in consolidated subsidiaries, net of tax...............................................		20,337		19,219

Income from continuing operations.....................................................................		139,772		65,124

Operating income (loss) from discontinued operations (including net gain on disposal of $34,851 and $0, respectively)........................................................................		2,304		(68,262)
Taxes (benefit) on income (loss) from discontinued operations........................................		5,313		(12,655)

Loss from discontinued operations.........................................................................		(3,009)		(55,607)

Net income....................................................................................................	$	136,763	$	9,517

Earnings (losses) per share:

Basic:
Income from continuing operations................................................................		$3.45	$	1.62
Loss from discontinued operations..................................................................		$(0.07)	$	(1.38)

Net income..........................................................................................		$3.38	$	0.24

Diluted:
Income from continuing operations................................................................		$3.41	$	1.61
Loss from discontinued operations..................................................................		$(0.07)	$	(1.37)

Net income..........................................................................................		$3.34	$	0.24

Dividends per share..........................................................................................		$0.97	$	0.86

Weighted average common shares outstanding:
Basic........................................................................................................		40,516		40,205
Diluted...................................................................................................		40,958		40,495

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 25,		December 26,
	2005		2004
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........	$	239,536	$	115,955
Accounts receivable, net........................................................................... ..		421,236		514,179
Inventories............................................................... .............................		404,271		431,399
Prepaid expenses........................................................................ ..........		20,571		26,863
Deferred tax assets............................................................................ ....		67,600		65,119
Assets held for sale................................................................................		16,899		54,384

Total current assets............................................................... .............		1,170,113		1,207,899
Property, plant and equipment, net...................................................................		447,816		584,252
Goodwill.................................................................................... ..............		504,666		524,134
Intangibles and other assets...........................................................................		259,218		271,951
Investments in affiliates.............................................................................. ..		24,666		24,194
Deferred tax assets....................................................................................		132,504		79,304

Total assets............................................................... ......................	$	2,538,983	$	2,691,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings............................................................ ......................		$125,510	$	101,856
Accounts payable........................................................................... .......		206,548		183,700
Accrued expenses........................................................................ ..........		206,231		231,339
Income taxes payable........................................................................... ....		48,276		23,294
Deferred tax liabilities......................................................... ......................		5,100		5,162
Liabilities held for sale........................................................................ .......		66		27,952

Total current liabilities................................................ ..........................		591,731		573,303
Long-term borrowings.............................................................................. ....		505,272		685,912
Deferred tax liabilities................................................................... ................		181,778		153,668
Other liabilities........................................................................... .............		102,782		103,640

Total liabilities................................................ ..................................		1,381,563		1,516,523

Minority interest in equity of consolidated subsidiaries..........................................		17,400		65,478
Commitments and contingencies
Shareholders’ equity....................................................................................		1,140,020		1,109,733

Total liabilities and shareholders’ equity....................................................	$	2,538,983	$	2,691,734

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 25,		December 26,
	2005		2004
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$	136,763	$	9,517
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations..............................................................		3,009		55,607
Depreciation expense..............................................................................		85,931		92,498
Amortization expense of intangible assets....................................................		13,851		13,579
Amortization expense of deferred financing costs...........................................		1,071		462
Net gain on sales of businesses and assets........................................................		(14,223)		(2,733)
Impairment of long-lived assets................................................................		5,324		29,926
Impairment of goodwill.........................................................................		—		14,122
Deferred income taxes...........................................................................		14,093		(3,330)
Minority interest in consolidated subsidiaries.................................................		20,337		19,219
Net change in operating assets and liabilities................................................		69,736		25,928

Net cash provided by operating activities from continuing operations..................		335,892		254,795

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................		109,208		511,582
Reduction in long-term borrowings...............................................................		(270,335)		(77,936)
Increase (decrease) in notes payable and current borrowings..................................		27,903		(137,751)
Proceeds from stock compensation plans.........................................................		23,173		16,227
Payments to minority interest shareholders.......................................................		(63,035)		(17,254)
Purchases of treasury stock..........................................................................		(46,518)		—
Dividends.............................................................................................		(39,320)		(34,575)

Net cash provided by (used in) financing activities from continuing operations...		(258,924)		260,293

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................		(69,851)		(52,938)
Payments for businesses acquired, net of cash acquired........................................		(14,701)		(458,531)
Proceeds from sales of businesses and assets.....................................................		142,930		49,444
Investments in affiliates...............................................................................		62		100
Other...................................................................................................		(2,433)		(4,921)

Net cash provided by (used in) investing activities from continuing operations.......		56,007		(466,846)

Cash Flows from Discontinued Operations – Revised:
Net cash provided by operating activities.........................................................		1,576		14,226
Net cash used in financing activities...............................................................		(1,584)		(811)
Net cash used in investing activities..................................................................		(2,700)		(5,996)

Net cash provided by (used in) discontinued operations.................................		(2,708)		7,419

Effect of exchange rate changes on cash and cash equivalents....................................		(6,686)		3,714

Net increase in cash and cash equivalents............................................................		123,581		59,375
Cash and cash equivalents at the beginning of the year...............................................		115,955		56,580

Cash and cash equivalents at the end of the year......................................................	$	239,536	$	115,955

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	December 25,		December 26,
	2005		2004
	(Dollars in thousands)
Revenues:
Commercial...................................................... ........................................	$	300,958	$	297,313
Medical............................................................... .....................................		206,728		229,727
Aerospace......................................................... ........................................		138,867		117,914

Total revenues............................................. ...........................................		646,553		644,954

Operating profit (1):
Commercial...................................................... ........................................		21,752		21,206
Medical............................................................... .....................................		35,078		37,000
Aerospace......................................................... ........................................		13,390		(8,963)

Total operating profit................................................. ...............................		70,220		49,243

Corporate expenses.................................................................. ..........................		7,256		11,215
(Gain) loss on sales of businesses and assets..............................................................		(8,654)		1,787
Restructuring costs............................................................................... .............		7,343		67,618
Minority interest in consolidated subsidiaries (2).................................................. ........		(5,140)		(5,886)

Income (loss) from continuing operations before interest, taxes and minority interest...........	$	69,415	$	(25,491)

(1)	Segment operating profit is defined as a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, (gain) loss on sales of businesses and assets, restructuring costs, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income (loss) from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended December 25, 2005 and December 26, 2004, respectively.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Year Ended
	December 25,		December 26,
	2005		2004
	(Dollars in thousands)
Revenues:
Commercial...................................................... ........................................	$	1,189,645	$	1,200,848
Medical............................................................... .....................................		831,138		736,352
Aerospace......................................................... ........................................		493,769		453,211

Total revenues............................................. ...........................................		2,514,552		2,390,411

Operating profit (1):
Commercial...................................................... ........................................		81,129		105,665
Medical............................................................... .....................................		149,956		116,664
Aerospace......................................................... ........................................		33,444		(10,519)

Total operating profit................................................. ...............................		264,529		211,810

Corporate expenses.................................................................. ..........................		23,955		31,888
Net gain on sales of businesses and assets................................................................		(14,223)		(2,733)
Restructuring costs............................................................................... .............		27,066		67,618
Minority interest in consolidated subsidiaries (2).................................................. ........		(20,337)		(19,219)

Income from continuing operations before interest, taxes and minority interest..................	$	248,068	$	134,256

(1)	Segment operating profit is defined as a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, net gain on sales of businesses and assets, restructuring costs, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the year ended December 25, 2005 and December 26, 2004, respectively.

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